UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 22 November 2011

HYBRED INTERNATIONAL, INC.
 (Exact of registrant as specified in its charter)

COLORADO	0000823544	*
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

370 West Pleasantview Avenue Hackensack , New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 788-3785
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Corporate Governance and Management, Amendments to Articles of Incorporation, Name Change
Effective as of Wednesday, 22 November 2011, as of the open of business, Hybred International, Inc. has changed its name to All Grade Mining, Inc.. This is to reflect the change in the core business line of the company, as it has engaged in activities to acquire rights to the Saltirosa mine (iron) in Chile.

Item 3.03 Securities and Trading Markets, Material Modification to Rights of Securities Holders
Effective as of the open of business on 23 November 2011, All Grade Mining, Inc. (f.k.a. Hybred International, Inc.) will complete a reverse split of its common voting shares 500:1, to a post split total shares outstanding of 326,731. This was to facilitate a capital restructuring to provide capital for the acquisition of new asset(s). [See Saltirosa mine in Chile in previous filings]

Item 3.02 Securities and Trading Markets, Unregistered Sales of Equity Securities
The company has come to an agreement with its CEO, Gary Kouletas, that it will issue shares to Mr. Kouletas in exchange as compensation for accrued debt the company has to Mr. Kouletas. This will also allow for Mr. Kouletas, previously a majority holder, to maintain his position as the primary authority of the company on a voting basis. This comes in the light of the issuances made on the Regulation D (private sale of equity) filed previously. Mr. Kouletas will be receiving 70,000 shares of the class A preferred and 20,000 class C preferred shares for such compensation as finally determined by the company’s accounting department as to be released in the 10K 2011 annual report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     22 November 2011
Hackensack, New Jersey

Hybred International, Inc.

/s/ Gary Kouletas
By: Gary Kouletas, CEO